UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2015
Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001–33006	39-1600938
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

350 North Orleans Street, 1st Floor
Chicago, Illinois 60654
(Address of principal executive offices, including zip code)

(312) 565-6868
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2015, Merge Healthcare Incorporated (“Merge”) entered into a letter agreement with Merrick Ventures LLC (“Merrick Ventures”) providing for the reinstatement and amendment of the consulting agreement between Merge and Merrick RIS, LLC, an affiliate of Merrick Ventures, that began in 2009 and expired in accordance with its terms in 2013. Pursuant to the terms of the consulting agreement, as reinstated and amended, Merrick Ventures will provide services to Merge that include, but are not limited to, product development, strategic planning, industry marketing, investor relations, turn around management and various business relationship introductions. The services are to be undertaken by Merrick Ventures at the direction of the Chief Executive Officer of Merge.

In consideration for the services, if Merge consummates, or enters into a definitive agreement to consummate and subsequently consummates, a merger, consolidation, business combination, sale or other disposition of all or substantially all of the equity interests or assets of Merge in one transaction or a series of transactions (a “Transaction”), at a transaction value (calculated as the total proceeds and other consideration paid or received, directly or indirectly, in connection with the transaction by Merge or its stockholders or creditors or any of their affiliates, including the aggregate principal amount of any outstanding debt, pension liabilities, guarantees and any other liabilities or obligations of Merge, reduced by Merge’s cash and cash equivalents) of at least $1 billion, then Merge will pay Merrick Ventures a one-time cash fee of $15 million. The consulting agreement also provides that Merge will reimburse Merrick Ventures for actual and reasonable expenses incurred in connection with the performance of the services. Merge’s Audit Committee, pursuant to the Audit Committee Charter provisions governing related party transactions, has considered this consulting agreement prior to its reinstatement and amendment and approved its terms. In particular, Merge’s Audit Committee, in approving the letter agreement reinstating and amending the consulting agreement, considered the fact that, as compared to the earlier agreement with Merrick RIS, the Merrick Ventures consulting agreement eliminated the quarterly cash retainer and any transaction fee with respect to a Transaction at a value of less than $1 billion and substantially reduced the fee that would be paid with respect to a Transaction at a value of more than $1 billion.

A copy of the letter agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Letter Agreement, dated as of May 29, 2015, by and between Merge Healthcare Incorporated and Merrick Ventures LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
(Registrant)

Date: May 29, 2015	By:	/s/ Justin C. Dearborn
	Name:	Justin C. Dearborn
	Title:	Chief Executive Officer